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                                                                    EXHIBIT 6(a)

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of this 1st day of June, 1996 by and among THE GALAXY FUND, a Massachusetts business trust ("Galaxy"), First Data Investor Services Group, Inc., a Massachusetts corporation ("FDISG"), and 440 Financial Distributors, Inc., a Massachusetts corporation (the "Distributor") and a wholly-owned subsidiary of FDISG.

                                W I T N E S S E T H

         WHEREAS, Galaxy is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, Galaxy is currently offering units of beneficial interest, par value $.001 (the "Shares"), representing interests in the following investment portfolios: Money Market Fund, Government Fund, Tax-Exempt Fund, U.S. Treasury Fund, Institutional Treasury Money Market Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Asset Allocation Fund, Small Company Equity Fund, Growth and Income Fund, Small Cap Value Fund, ShortTerm Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund and Rhode Island Municipal Bond Fund (individually a "Fund" and collectively the "Funds"); and

         WHEREAS, a front-end sales charge may be imposed in connection with the sale of certain Shares of one or more of the Funds ("Load Shares"); and

         WHEREAS, a contingent deferred sales charge ("CDSC") may be imposed in connection with the redemption of certain Shares of one or more of the Funds ("CDSC Shares"); and

         WHEREAS, the Distributor currently serves as distributor for the Funds pursuant to a Distribution Agreement dated as of March 31, 1995, as amended, by and among Galaxy, FDISG and the Distributor (the "Existing Agreement"); and

         WHEREAS, the parties hereto wish to amend and restate the Existing Agreement in its entirety in order to reflect certain additional changes to the terms thereof;

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:
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1.       Service as Distributor.

         1.1 The Distributor will act as Galaxy's disclosed agent for the distribution of the Shares covered by the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

         1.2 The Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. Galaxy understands that the Distributor is the distributor, and may in the future be the distributor, of the shares of other investment companies' portfolios ("Portfolios") including Portfolios having investment objectives similar to those of the Funds. Galaxy further understands that investors and potential investors in the Funds may invest in shares of such other Portfolios. Galaxy agrees that the Distributor's duties to such Portfolios shall not be deemed in conflict with its duties to Galaxy under this paragraph 1.2.

         1.3 The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature; provided, however, that each Fund will bear the expenses incurred and other payments made in accordance with the provisions of this Agreement and any plan now or hereafter adopted with respect to any one or more series of Shares of such Fund pursuant to Rule 12b-1 under the 1940 Act (collectively, the "Plans").

         1.4 All activities by the Distributor and its agents and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

         1.5 The Distributor agrees to provide (a) two wholesalers dedicated to supporting sales of Shares of the Funds and Galaxy Fund II, and (b) one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.


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         1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to Galaxy's transfer agent and custodian.

         1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, Galaxy's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.8 The Distributor may enter into selling agreements with selected dealers or other institutions with respect to the offering of the Shares to the public. Each such selling agreement will provide (a) that all payments for purchases of Shares will be sent directly from the dealer or such other institution to the Funds' transfer agent and (b) that, if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of the Shares ordered by the dealer or such other institution, in which case the dealer or such other institution will be responsible for any loss suffered by any Fund or the Distributor resulting from such cancellation. The Distributor may also act as disclosed agent for a Fund and sell Shares of that Fund to individual investors, such transactions to be specifically approved by an officer of that Fund.

         1.9 The Distributor will send a confirmation to each purchaser of Shares under this Agreement. Such confirmations will comply with all applicable Federal and state laws and rules and regulations of authorized regulatory bodies and will clearly state that the Distributor is acting as agent in the transaction and that all remittances, registration instructions and certifications for redemption should be sent directly to the Funds' transfer agent. Such confirmations will also set forth the mailing address and delivery address of the Funds' transfer agent.

         1.10 All Load Shares offered for sale by the Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in Galaxy's Declaration of Trust and the then current prospectus) plus, except with respect to certain classes of persons set forth in the then current prospectus, (b) a sales charge which shall be the percentage of the offering price of such Load Shares as set forth in the then current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by the Distributor to dealers and other institutions shall be set forth in either the selling agreements between the Distributor and such dealers and institutions as from time to time amended, or if such

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concessions are described in the then current prospectus, shall be as so set forth. No dealer or other institution who enters into a selling agreement with the Distributor shall be authorized to act as agent for Galaxy in connection with the offering or sale of the Load Shares to the public or otherwise.

         1.11 If any Load Shares sold by Galaxy are redeemed or repurchased by Galaxy or by the Distributor as disclosed agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Load Shares, the Distributor shall forfeit the sales charge received by the Distributor in respect of such shares, provided that the portion, if any, of such amount re-allowed by the Distributor to dealers or other institutions shall be repayable to Galaxy only to the extent recovered by the Distributor from the dealer or other institution involved. The Distributor shall include in each selling agreement with such dealers and other institutions a corresponding provision for the forfeiture by them of their concession with respect to the Load Shares sold by them or their principals and redeemed or repurchased by Galaxy or by the Distributor as disclosed agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

         1.12 Galaxy agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

         1.13 Galaxy shall furnish from time to time, for use in connection with the sale of the Shares, such written information with respect to the Funds and the Shares as the Distributor may reasonably request; and Galaxy warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. Galaxy shall also furnish the Distributor upon request with (a) unaudited semi-annual statements of the Funds' books and accounts, (b) quarterly earnings statements of the Funds, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.

         1.14 Galaxy represents to the Distributor that all registration statements and prospectuses filed by Galaxy with the Securities and Exchange Commission under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of said Act and the rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus filed with

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the Securities and Exchange Commission and any amendments and supplements thereto, including statements of additional information incorporated therein by reference, which at any time shall have been filed with the Securities and Exchange Commission. Galaxy represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the Securities and Exchange Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. Galaxy may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus, as, in the light of future developments, may, in the opinion of Galaxy's counsel, be necessary or advisable. Galaxy shall promptly notify the Distributor of any advice given to it by Galaxy's counsel regarding the necessity or advisability so to amend or supplement such registration statement or prospectus. If Galaxy shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by Galaxy of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. Galaxy shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit Galaxy's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as Galaxy may deem advisable, such right being in all respects absolute and unconditional.

         1.15 Galaxy authorizes the Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. Galaxy agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any institution who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration

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statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that Galaxy's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations contained in any registration statement or in any prospectus that were furnished in writing to Galaxy or its counsel by the Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that Galaxy's agreement to indemnify the Distributor and Galaxy's representations and warranties hereinbefore set forth in paragraph 1.14 shall not be deemed to cover any liability to Galaxy or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of the Distributor's reckless disregarding of its obligations and duties under this Agreement. Galaxy's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Galaxy's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to Galaxy at its principal office in Westboro, Massachusetts and sent to Galaxy by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure so to notify Galaxy of any such action shall not relieve Galaxy from any liability which Galaxy may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of Galaxy's indemnity agreement contained in this paragraph 1.15. Galaxy will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by Galaxy and approved by the Distributor, which approval shall not unreasonably be withheld. In the event Galaxy elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case Galaxy does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by Galaxy, Galaxy will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses

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of any counsel retained by the Distributor or them. Galaxy's indemnification agreement contained in this paragraph 1.15 and Galaxy's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. Galaxy agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against Galaxy or any of its officers or trustees in connection with the issue and sale of any Shares.

         1.16 FDISG and the Distributor agree to indemnify, defend and hold Galaxy, its several officers and trustees, and any person who controls Galaxy within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Galaxy, its officers or trustees or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by Galaxy, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Distributor to Galaxy or its counsel and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to Galaxy or its counsel required to be stated in such answers or necessary to make such information not misleading. The agreement of FDISG and the Distributor to indemnify Galaxy, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon FDISG's and the Distributor's being notified of any action brought against Galaxy, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to FDISG and the Distributor at their principal offices in Westboro, Massachusetts and sent to FDISG and the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. FDISG and the Distributor shall have the right of first control of the defense of such action, with counsel of their own choosing, satisfactory to Galaxy, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event Galaxy, its officers or trustees or such controlling person shall

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each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify FDISG and the Distributor of any such action shall not relieve FDISG and the Distributor from any liability which FDISG and the Distributor may have to Galaxy, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of FDISG's and the Distributor's indemnity agreement contained in this paragraph 1.16.

         1.17 No Shares shall be offered by either the Distributor or Galaxy under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by Galaxy if and so long as effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 10(a)(2) of the 1933 Act is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.17 shall in any way restrict or have any application to or bearing upon Galaxy's obligation to repurchase Shares from any shareholder in accordance with the provisions of Galaxy's prospectus or Declaration of Trust.

         1.18 Galaxy agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

                  (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                  (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on Galaxy of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                  (d) of all action of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.


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         For purposes of this paragraph 1.18, informal requests by or acts of the Staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.

         1.19 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of Galaxy all records and other information relative to Galaxy and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Galaxy, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Galaxy.

         1.20 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         1.21 The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Galaxy. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, or representatives of Galaxy personally, but bind only the Trust Property, and all persons dealing with any class of Shares of Galaxy must look solely to the Trust Property belonging to such class for the enforcement of any claims against Galaxy.

         1.22 FDISG and the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by Galaxy in connection with the performance by the Distributor of its services hereunder, except for a loss resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         1.23 The Distributor agrees to be responsible for implementing and operating the Plans in accordance with the terms thereof.

         1.24 With respect to CDSC Shares, the Distributor shall impose a CDSC in connection with the redemption of such CDSC

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Shares, not to exceed a specified percentage of the original purchase price of the Shares, as from time to time set forth in the then current prospectus. The Distributor may retain (or receive from Galaxy, as the case may be) all of any CDSC. The Distributor may pay to broker-dealers or other persons to whom such CDSC Shares are sold a commission or other payment to the extent consistent with the then current prospectus and applicable rules and regulations.

2.       Term.

         This Agreement shall become effective as of June 1, 1996 and, unless sooner terminated as provided herein, shall continue until May 31, 1997 and thereafter shall continue automatically for successive annual periods ending on May 31 of each year, provided such continuance is specifically approved at least annually by (i) Galaxy's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of Galaxy, provided that in either event the continuance is also approved by a majority of Galaxy's trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on sixty days' notice, by Galaxy's Board of Trustees, by vote of a majority (as defined in the 1940
Act) of the outstanding voting securities of Galaxy, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

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3.       Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                               THE GALAXY FUND




Attest:/s/W. Bruce McConnel, III               By:/s/John T. O'Neill
       ----------------------------               ------------------------
           Secretary                              President


                                               FIRST DATA INVESTOR SERVICES
                                                 GROUP, INC.



Attest:                                        By:
       ---------------------------                ------------------------
Title:                                         Title:


                                               440 FINANCIAL DISTRIBUTORS, INC.



Attest:                                        By:
       ---------------------------                ------------------------
Title:                                         Title:

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